Exhibit 99.1


[FINANCIAL RELATIONS BOARD LOGO]

                                  [NEWS LOGO]

                                        RE: LEXINGTON CORPORATE PROPERTIES TRUST
                                                                  ONE PENN PLAZA
                                                                      SUITE 4015
                                                              NEW YORK, NY 10119


FOR FURTHER INFORMATION:

AT THE COMPANY:                            AT FINANCIAL RELATIONS BOARD:
Patrick Carroll                            Claire Koeneman       Tim Grace
Chief Financial Officer                    Analyst Inquiries     Media Inquiries
(212) 692-7200                             (312) 640-6745        (312) 640-6667



FOR IMMEDIATE RELEASE
THURSDAY, JANUARY 5, 2006

                      LEXINGTON CORPORATE PROPERTIES TRUST
               ANNOUNCES 2005 FOURTH QUARTER TRANSACTION ACTIVITY
                           AND 2005 ACQUISITION VOLUME

New York, NY - January 5, 2006 - Lexington Corporate Properties Trust ("Lexington") (NYSE:LXP), a real estate investment trust, today announced transaction activity completed during the quarter ended December 31, 2005 and 2005 acquisition volume.

Acquisitions

Lexington announced that, during the quarter, it and its affiliated joint venture programs acquired five properties for an aggregate purchase price of approximately $75.9 million. Two of these properties were acquired directly by Lexington at an aggregate cost of approximately $18.9 million. Annual net rental revenues from these properties are approximately $1.7 million, or approximately 9.0% of the purchase price. The aggregate purchase price of the properties acquired by the joint ventures was approximately $57.0 million, approximately 28% of which is Lexington's proportionate share. Annual net rental revenues from the joint venture properties are approximately $4.8 million, or approximately 8.4% of the purchase price. Two of the three joint venture properties were acquired by newly-formed Lexington Strategic Asset Corp. for approximately $25.0 million.

In connection with the joint venture acquisitions, Lexington Realty Advisors, Inc. earned acquisition fees of approximately $0.2 million.

These acquisitions bring Lexington's 2005 acquisition volume to 43 properties for an aggregate purchase price of approximately $1.1 billion. Eighteen of these properties, with an aggregate purchase price of approximately $573.1 million, were acquired by the joint ventures.


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Mortgage Investment

Lexington announced that it invested approximately $23.0 million for a subordinated undivided interest in a mortgage note secured by five properties which Lexington leases to Dana Corporation. The undivided interest was acquired at an approximate 23.3% discount to the outstanding face principal amount of approximately $30.0 million.

Dispositions

Lexington announced that it sold three properties during the quarter for $21.5 million. The sold properties, which were all owned directly by Lexington, are a vacant warehouse in Mansfield, Ohio, a health club in Phoenix, Arizona and a research and development facility in San Diego, California. In connection with the property sales, Lexington expects to report an aggregate gain of approximately $4.9 million before a debt satisfaction charge of approximately $0.7 million relating to one of the sales.

Financing Proceeds

Lexington announced that, during the fourth quarter, it obtained approximately $73.9 million of non-recourse mortgage debt at an average fixed rate of approximately 5.46%. Approximately $20.9 million of the financing is secured by two properties owned directly by Lexington with the balance secured by joint venture properties. One of the loans obtained by Lexington, in an amount of approximately $10.9 million, was used to refinance approximately $7.1 million of mortgage debt on Lexington's Dubuque, Iowa property, which is leased to The McGraw Hill Companies. This refinancing reduced Lexington's equity investment in this property from approximately $4.2 million to approximately $0.8 million. In connection with the early debt repayment, Lexington incurred a charge of approximately $0.2 million.

Milpitas, California Loan Status

Lexington announced that it has informed the holder of the non-recourse mortgage on its Milpitas, California property that it will no longer make debt service payments as a result of a vacancy caused by the expiration of the lease on this property in December, 2005. As a result of this decision, Lexington will record an impairment charge of approximately $12.1 million in the fourth quarter of 2005, which is equal to the difference between this property's net book value (approximately $17.3 million) and Lexington's estimate of its fair market value (approximately $5.2 million). Any adjustment made to the approximately $11.1 million owed by Lexington, which is net of $0.9 million in escrow deposits, will be recognized as a debt satisfaction gain in the period it occurs. Lexington is exploring its options with respect to this property, which include a conveyance of this property to the lender. This would result in a debt satisfaction gain of approximately $5.9 million. While the gain would be recognized in a later period, Lexington expects the overall result to consist of a net charge of approximately $6.2 million.

Employee Severance Charge

Lexington announced that it would take a charge of approximately $0.4 million in the fourth quarter of 2005 relating to the departure of five employees.


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Share Repurchase Authorization

Finally, Lexington announced that its Board of Trustees has authorized the repurchase of up to two million of its common shares and operating partnerships units pursuant to a share repurchase program. This share repurchase program replaces the previous repurchase authorization.

Comments From Management

T. Wilson Eglin, Lexington's Chief Executive Officer, said "During the fourth quarter, as expected, our acquisition activity slowed down considerably. Nevertheless, we were able to source and close on favorable investments as indicated by the approximately 8.6 % GAAP cap rate achieved on our acquisitions. In addition, we made an investment in five of our debt obligations at a substantial discount to the amount we borrowed in the third quarter of 2005. During this period when the acquisition market is so highly competitive, we will continue to be highly selective as we pursue growth opportunities and will stay active on the disposition front as part of our strategy to maximize value. We began to see the benefits of this approach in the fourth quarter with realized aggregate gains of approximately $4.9 million. We were also pleased to further strengthen our balance sheet by obtaining additional long-term, fixed rate non-recourse mortgage debt on what we believe to be very advantageous terms. The decision to no longer make debt service payments on the non-recourse loan secured by our Milpitas, California property reflects the unfortunate reality of the significant decline in real estate values in that particular location and our unwillingness to invest additional capital in the property when the true value of the property is severely below the balance on the non-recourse mortgage."

Mr. Eglin added, "During 2006, we expect to continue to execute Lexington's business plan and the business plan of its joint venture programs, including Lexington Strategic Asset Corp. We believe that this will result in improved long-term growth potential for our portfolio while enhancing net asset value per share."

About Lexington

Lexington is a real estate investment trust that owns and manages office, industrial and retail properties net-leased to major corporations throughout the United States and provides investment advisory and asset management services to investors in the net lease area. Lexington common shares closed Thursday, January 5, 2006 at $22.05 per share. Lexington pays an annualized dividend of $1.44 per share. Additional information about Lexington is available at http://www.lxp.com. This release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under Lexington's control which may cause actual results, performance or achievements of Lexington to be materially different from the results, performance, or other expectations implied by these forward-looking statements. These factors include, but are not limited to, those factors and risks detailed in Lexington's periodic filings with the Securities and Exchange Commission. Lexington undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that Lexington's expectations will be realized.


                           Transaction Summary Follows


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                      LEXINGTON CORPORATE PROPERTIES TRUST
                     2005 Fourth Quarter Transaction Summary



Acquisitions ($000's)
                                                                                      Average               Current
                                                                                       Annual   Average      Annual  Current
                                                            Property    Purchase        GAAP      GAAP        Cash    Cash    Lease
Tenants/Guarantors                         Location         Type          Price      Rent, net   Yield     Rent, net  Yield   Term
------------------                         --------         ----          -----      ---------   -----     ---------  -----   ----
(i) Structure, LLC (Infocrossing, Inc.)(3) Omaha, NE        Office     $   12,850   $   1,167       9.1%  $   1,167     9.1%  Nov-25
Kelsey-Seybold Clinic (St. Luke's
  Episcopal Health System)                 Houston, TX      Office         14,374       1,229       8.6%      1,114     7.8%  Nov-20
Federal Express Corp.                      Collerville, TN  Industrial      4,550         480      10.5%        480    10.5%  Jan-21
Accor S.A.(2)                              Carrollton, TX   Office         32,000       2,511       7.8%      2,266     7.1%  Jul-15
(i) Structure, LLC (Infocrossing, Inc.)(3) Tempe,  AZ       Office         12,150       1,128       9.3%      1,128     9.3%  Dec-25
                                                                           ------       -----       ----      -----     ----
                                                                       $   75,924   $   6,515       8.6%  $   6,155     8.1%
                                                                           ======       =====       ===       =====     ===

Dispositions ($000's)
                                                            Property
Tenants/Guarantors                         Location         Type       Net Sale Price  Net Book Value
------------------                         --------         ----       --------------  --------------
Vacant                                     Mansfield, OH    Industrial $      2,682    $      2,706
Cymer, Inc.                                San Diego, CA    Office
                                                                             11,864           8,188
Bally's Health & Tennis Corp.              Phoenix, AZ      Retail            6,981           5,712
                                                                              -----           -----
                                                                       $     21,527    $     16,606
                                                                             ======          ======

Lease Extensions/New Leases ($000's)
                                                                                             Extension
                                                             Property   Previous  Extended     Rent Per
Tenants/Guarantors                        Location           Type         Term      Term        Annum
------------------                        --------           ----         ----      ----        -----
Exel Logistics, Inc. (NFC plc)            Mechanicsburg, PA  Industrial   Nov-06     Dec-07  $       945
                                                                                                     ===

   New Financings ($000's)

Tenants/Guarantors                         Location           Amount       Rate    Maturity Date
------------------                         --------           ------       ----    -------------
McGraw Hill Companies, Inc.                Dubuque, IA      $  10,875        5.40%    Jun-17
California Culinary Academy LLC
  (Career Education Corp.)(1)              San Francisco, CA   22,080        5.58%    Nov-19
TI Automotive Group Systems, LLC(3)        Lavonia, GA         10,100        5.46%    Dec-20
Kelsey-Seybold Clinic (St. Luke's
  Episcopal Health Systems)                Sugarland, TX       10,000        5.64%    Dec-20
Accor S.A.(2)                              Carrollton, TX      20,800        5.27%    Jul-15
                                                            ---------        ----
                                                            $  73,855        5.46%
                                                               ======        ====




Mortgage Investment  ($000's)
                                                                    Invested      Face

Tenants/Guarantors                     Location                       Amount     Amount
------------------                     --------                       ------     ------
Dana Corporation                       Kentucky - 5 locations       $  22,998   $ 30,000
                                                                       ======     ======





(1) Lexington has a 30% interest in this property through Lexington/Lion Venture LP.
(2) Lexington has a 25% interest in this property through Lexington Acquiport Company II, LLC.
(3) Lexington has a 32% interest in this property through Lexington Strategic Asset Corp.



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